Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Appoints Daniel Chow, PE, as CEO and President of Willdan Engineering

ANAHEIM, Calif.,—December 17, 2008—Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), a leading provider of outsourced engineering, public finance, and homeland security services to public agencies primarily in California and other western states today announced that Daniel Chow has joined the company as Chief Executive Officer and President of Willdan Engineering and as an Executive Officer of Willdan Group, Inc.

Mr. Chow will be focusing his efforts on increasing both profitability and quality at the project level as Willdan Engineering moves forward with expanding its infrastructure design services. Based in Northern California, Mr. Chow will be leading Willdan Engineering’s strategic business development efforts as well as honing the company’s internal operations. Tom Brisbin, Willdan’s Chief Executive Officer, stated “Daniel is known in the industry for his ability to identify and capture strategically targeted opportunities, and to energize his staff and focus their efforts on building quality and efficiency into everyday operations.”

Mr. Chow joins Willdan from AMEC Earth & Environmental, Inc., in San Francisco, California, and previously held various senior management positions at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.).  During his tenure with these firms he was responsible for establishing new offices and implementing specific systems and operations firm wide. He also led the pursuit and management of multimillion-dollar contracts for clients that included the U.S. Navy and the U.S Army Corps of Engineers.

In conjunction with this strategic hire, David L. Hunt, Willdan Engineering’s former Chief Executive Officer and President has been named Chief Operating Officer and Senior Vice President of Willdan Engineering.  Together, Daniel and David will lead Willdan Engineering through these tough economic times.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial, management and economic consulting, energy efficiency, water conservation, renewable energy, disaster preparedness and homeland security. www.willdan.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 28, 2007 filed on March 27, 2008 and the Form 10-Q quarterly report for the quarter ended September 26, 2008 filed on November 10, 2008. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contacts:

Willdan Group, Inc.
Kimberly Gant
Chief Financial Officer
Tel: 714-940-6329
kgant@willdan.com

or

Financial Profiles, Inc.
Moira Conlon
Tel: 310-277-4907
mconlon@finprofiles.com